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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-532 and 333-25597) pertaining to the 1995 Stock Option Plan, Employee Stock Purchase Plan, Supplemental Plan, and Options Under Written Compensation Agreements of Red Brick Systems, Inc., of our report dated January 13, 1998, with respect to the consolidated financial statements and schedule of Red Brick Systems, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                          Ernst & Young LLP

San Jose, California
March 27, 1998